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                                                                EXHIBIT 10.17(c)


                                AMENDMENT NO. 3
                                       TO
                              AMENDED AND RESTATED
                    LIMITED LIABILITY COMPANY REGULATIONS OF

                      LYONDELL-CITGO REFINING COMPANY LTD.


     Amendment No. 3 (the "Amendment") to the Amended and Restated Limited Liability Company Regulations (the "Regulations") of LYONDELL-CITFGO Refining Company Ltd. (the "Company") is effective, by unanimous written consent of the Representatives of the Owners Committee in accordance with Section 3.4(E) of the Regulations, as of January 27, 1997. All terms defined in the Regulations are used herein with the meanings provided in the Regulations.

     1. Section 6.3 of the Regulations is hereby amended to read hereafter in its entirety as follows:

     6.3 Additional Refinery Expansion Project Funding. In the event that additional funds are required under Section 10 for the Refinery Expansion Project, then in any such event such funds shall be provided equally by the Owners unless otherwise mutually agreed. Except as provided herein below, the amounts to be funded by COwner shall be funded with capital contributions and the amounts to be funded by LOwner shall be funded by LOwner loans, as provided in Section 6.4.(D). The amounts in excess of the Cost Ceiling to be funded by COwner shall be funded (i) with capital contributions up to $25,000,000 and (ii) for any amounts required beyond $25,000,000, at COwner's option, either capital contributions or COwner loans (the terms of which shall be, subject to Section 13.11, as set forth on
          Exhibit 6.4.(D).

     2. Except as set forth above, the Regulations remain unmodified, and as amended above, the Regulations remain in full force and effect.